UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 2, 2022

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2117 SW Highway 484, Ocala FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 448-7797

AIM ImmunoTech Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIM	NYSE American

Item 1.01 Entry into a Material Definitive Agreement.

In determining whether to proceed with a Human Challenge Trial (“HCT”) with hVIVO Services Ltd at their quarantine facility in the U.K. to test Ampligen as a potential intranasal antiviral therapy using a human rhinovirus HRV (common cold virus) and influenza, the Medicines and Healthcare Regulatory Agency (“MHRA”), the agency that reviews the study protocol, has requested data that will require us to first conduct an animal experiment and we believe that such experiment will take approximately six months to complete. Accordingly, we have determined not to proceed with the HCT. On March 2, 2022, we officially withdrew our application from the MHRA and we terminated our agreement with hVIVO.

On March 3, 2022, we entered into an Agreement of Sale and Purchase with Acellories, Inc. as purchaser pursuant to which we will sell our property located at 783 Jersey Ave., New Brunswick, NJ. Pursuant to the agreement, the purchaser will purchase the property for $3.9 million. Among other things, the purchaser has a 45 day right of due diligence and has the right to terminate the agreement within that period.

On March 7, 2022, the Company issued a press release regarding the sale of the facility. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2022, our Board of Directors, at the recommendation of the Compensation Committee, awarded options to purchase 50,000 shares of Company Common Stock to each of our independent directors, Mr. Appelrouth and Dr. Mitchell, and to certain other members of management, including Peter Rodino, our COO, and Ellen Lintal, our CFO. The options vest one year after issuance and have an exercise price of $0.70, the closing price of our Common Stock on the day prior to issuance. We note that our CEO, Thomas K. Equels, at his recommendation, did not request or receive any such options under the March 3 decision.

Cautionary Statement

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Words such as “may,” “will,” “expect,” “plan,” “anticipate” and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. Many of these forward-looking statements involve a number of risks and uncertainties. Among other things, for those statements, we claim the protection of safe harbor for forward-looking statements contained in the PSLRA. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release Dated March 7, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIM IMMUNOTECH INC.

March 7, 2022	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO